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                                                                    Exhibit 23.2



                         CONSENT OF RYAN BECK & CO., INC

We hereby consent to the references in the Proxy Statement-Prospectus to our opinion, to be dated January 30, 2003, with respect to the merger of Metropolitan Financial Corp. and Sky Financial Group, Inc., and to our firm, respectively, and to the inclusion of such opinion as an annex to such Proxy Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             RYAN BECK & CO., INC.


                                             By: /s/ Christopher Gastelu
                                                 -----------------------
                                                 Christopher Gastelu
                                                 Managing Director

220 South Orange Ave.
Livingston, NJ
07039
January 30, 2003